UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

June 28, 2011

Date of Report (Date of earliest event reported)

GALECTIN THERAPEUTICS INC.

(Exact name of registrant as specified in its charter)

NEVADA	000-32877	04-3562325
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7 WELLS AVENUE

NEWTON, MASSACHUSETTS

02459

(Address of principal executive offices) (Zip Code)

(617) 559-0033

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Director or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On June 28, 2011, Galectin Therapeutics Inc. (the “Company”) entered into an employment agreement with James C. Czirr, Executive Chairman of the Company (the “Employment Agreement”), for a three year term beginning June 28, 2011, which shall continue for up to two one-year additional terms unless either party provides at least 6 months’ prior notice that the employment shall not continue. The Employment Agreement provides for an annual salary of $185,000 for the first year of the initial term and $240,000 for the second and third years of the initial term. The parties agree to negotiate salary if Mr. Czirr’s employment continues during the one-year terms subsequent to the initial term. Mr. Czirr is entitled to (i) participate in incentive, retirement, profit-sharing, life, medical, disability and other plans generally available to senior executives of the Company, (ii) $2,000,000 life insurance coverage and long-term disability insurance at Company expense, and (iii) expense reimbursement including up to $4,000 per month, unless otherwise approved, for office expenses.

The Employment Agreement provides that Mr. Czirr shall receive severance equal to one year of his then salary, two years’ medical coverage, and immediate vesting of all unvested options if his employment is terminated (i) by the Company “without cause,” (ii) by Mr. Czirr for “good reason,” or (iii) following a “change of control” (as each quoted term is defined in the Employment Agreement). If Mr. Czirr’s employment is terminated “for cause” as defined in the Employment Agreement, subject to “cure rights” in certain instances, he is not entitled to severance other than medical insurance coverage pursuant to COBRA.

The Employment Agreement provides that during its term Mr. Czirr shall not engage in any business competitive with the Company, whether as employee, advisor, shareholder or otherwise. Following employment, Mr. Czirr shall not (i) accept for 12 months business from our customers or accounts relating to “competing products” or services of the Company, or (ii) render services for 6 months to any “competing organization” (as such quoted terms are defined in the Employment Agreement). The Employment Agreement also contains provisions binding on Mr. Czirr with respect to (i) protection of our confidential information; (ii) requirements to disclose and assign inventions or other intellectual property to the Company; (iii) non-solicitation of our executives, or persons with whom we have a business relationship such as investors, suppliers and customers; and (iv) advance review and approval of all writings he proposes to publish.

As contemplated by the Employment Agreement, our Board of Directors (the “Board”) on June 28, 2011, granted Mr. Czirr 3,000,000 stock options exercisable at $1.17 per share of the Company’s common stock, which vest in twenty equal installments of 150,000 shares beginning 90 days after the grant date, provided Mr. Czirr is employed on the applicable vesting date. The Employment Agreement requires the Company to register the offer and sale of the shares underlying such options. Mr. Czirr agreed in the Employment Agreement not to loan or pledge securities of the Company until after his obligation to report transactions in our securities has expired, and not to effect short sales of Company securities for 5 years after termination of the Employment Agreement.

The foregoing description of the Employment Agreement is not complete and is qualified in its entirety by the full text of the agreement, a copy of which is filed as Exhibit 10.1 to this report and incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits

(d) Exhibits

10.1 Employment Agreement dated June 28, 2011 between Galectin Therapeutics Inc. and James C. Czirr

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PRO-PHARMACEUTICALS, INC.

By:	/s/ Anthony D. Squeglia
Anthony D. Squeglia
Chief Financial Officer

Date: July 5, 2011

EXHIBIT INDEX

Exhibit No.:

10.1 Employment Agreement dated June 28, 2011 between Galectin Therapeutics Inc. and James C. Czirr